UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Bruce A. Toth, Esq. Winston & Strawn LLP 35 W. Wacker Drive Chicago, IL 60601-9703 (312) 558-5723	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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☐	Fee paid previously with preliminary materials:

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Superior Industries International, Inc., a California corporation (“Superior” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its shareholders in connection with its 2015 Annual Meeting of Shareholders to be held at The Westin Hotel, 1500 Town Center, Southfield, Michigan 48075 on Tuesday, May 5, 2015, at 9:30 a.m. Eastern Time, and at any and all adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”). In connection with its 2015 Annual Meeting, Superior has filed a revised definitive proxy statement and a definitive form of WHITE proxy card with the SEC on March 27, 2015.

Voting Reminder Press Release Issued May 1, 2015

Attached hereto is a press release issued by Superior on May 1, 2015 urging Superior shareholders to vote the WHITE proxy card FOR ALL seven of the director nominees recommended by the Superior Board of Directors (the “Superior Board”). All three leading independent proxy advisory firms—ISS Proxy Advisory Services, Glass, Lewis & Co., LLC, and Egan-Jones—have each recommended that Superior shareholders vote the WHITE proxy card FOR ALL seven of Superior’s director nominees at Superior’s 2015 Annual Meeting.  As previously disclosed, GAMCO Asset Management Inc. has indicated that it intends to conduct a proxy contest and seek the election at the 2015 Annual Meeting of three candidates to the Superior Board to replace three highly qualified, very experienced and extremely valuable members of the Superior Board who have been unanimously recommended by the Superior Board for re-election. Superior strongly urges shareholders to vote only the WHITE proxy card and discard any blue proxy card they may receive from GAMCO.

Additional Information and Where To Find It

Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2015 Annual Meeting. On March 27, 2015, Superior filed a revised definitive proxy statement (as it may be amended from time to time, the “Proxy Statement”) and definitive form of WHITE proxy card with the SEC in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including the appendices thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior’s Corporate Secretary at 24800 Denso Drive, Suite 225, Southfield, Michigan 48033, by calling Superior at (818) 781-4973, or by contacting Superior’s proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

FOR IMMEDIATE RELEASE

Investor Relations Line: (818) 902-2701 www.supind.com	Kerry Shiba Executive Vice President & Chief Financial Officer (818) 781-4973	FTI Consulting Nathan Elwell (312) 553-6706 Nathan.elwell@fticonsulting.com	Jeanne Carr MacKenzie Partners, Inc. (800) 322-2885

SUPERIOR INDUSTRIES URGES SHAREHOLDERS TO VOTE THE WHITE PROXY CARD FOR ALL SUPERIOR’S DIRECTOR NOMINEES AT MAY 5, 2015 ANNUAL MEETING

All Three Leading Independent Proxy Advisory Firms Recommend

That Shareholders Vote FOR ALL Superior’s Board Nominees

SOUTHFIELD, MICHIGAN – May 1, 2015 – Superior Industries International, Inc. (NYSE:SUP), the largest manufacturer of aluminum wheels for passenger cars and light-duty vehicles in North America, is urging its shareholders to vote the WHITE proxy card FOR ALL seven of its director nominees at the Company’s upcoming 2015 Annual Meeting of Shareholders, to be held next week, on Tuesday, May 5, 2015.

As previously announced, all three of the leading independent proxy advisory firms— ISS Proxy Advisory Services, Glass, Lewis & Co., LLC, and Egan-Jones—have recommended that shareholders vote the WHITE proxy card FOR ALL Superior’s highly qualified and experienced director-nominees – Margaret S. Dano, Jack A. Hockema, Paul J. Humphries, James S. McElya, Timothy C. McQuay, Donald J. Stebbins and Francisco S. Uranga.

Commenting on the upcoming 2015 Annual Meeting, Superior issued the following statement: “We are very pleased that ISS, Glass Lewis and Egan-Jones, the three leading independent, third-party proxy advisory firms, have carefully reviewed the voting alternatives and all three have recommended that shareholders should vote for all seven of Superior's director nominees on the WHITE proxy card. As we have stated consistently, we do not believe that any of GAMCO’s nominees can be said to have experience comparable to that of any of the three highly qualified and very experienced members of the Superior Board that GAMCO is seeking to replace. As was the case with GAMCO’s previous two unsuccessful proxy contests against Superior, not one of GAMCO’s nominees has any executive–level manufacturing, automotive industry, supply chain management, global markets or global operations experience, and we do not believe that any of GAMCO’s nominees would bring to Superior’s Board any relevant insights, perspectives, skills or competencies not already present among the current members of the Superior Board. In addition, none of GAMCO’s nominees have any experience navigating a company the size and global reach of Superior through the complex, dynamic and highly competitive global business environment in which we operate.”

Superior shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own. Shareholders may vote by returning the WHITE proxy card or by phone or Internet by following the instructions on the WHITE proxy card they have received. Shareholders are urged to discard any blue proxy card or voting instruction card they may have received from GAMCO. Even a WITHHOLD vote with respect to GAMCO’s nominees on its blue proxy card will cancel any proxy previously given to Superior. If a shareholder previously signed a blue proxy card sent by GAMCO, that proxy card can be revoked by voting a new WHITE proxy card for the Board’s recommended nominees. Only the latest-dated proxy will count.

Superior is being advised in connection with the proxy contest by Winston & Strawn, LLP and Morgan, Lewis & Bockius LLP. Mackenzie Partners, Inc. is serving as Superior’s proxy solicitor.

TIME IS SHORT!

PLEASE VOTE THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARD
SENT TO YOU BY GAMCO

Remember, you can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting
your shares, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

About Superior Industries

Headquartered in Southfield, Michigan, Superior is the largest manufacturer of aluminum wheels for passenger cars and light-duty vehicles in North America. From its plants in the U.S. and Mexico, the company supplies aluminum wheels to the original equipment market. Major customers include BMW, FCA, Ford, General Motors, Mitsubishi, Nissan, Subaru, Tesla, Toyota and Volkswagen. For more information, visit www.supind.com.

Important Additional Information And Where To Find It

Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2015 Annual Meeting. On March 27, 2015, Superior filed a revised definitive proxy statement (as it may be amended from time to time, the “Proxy Statement”) and definitive form of WHITE proxy card with the SEC in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including the appendices thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior’s Corporate Secretary at 24800 Denso Drive, Suite 225, Southfield, Michigan 48033, by calling Superior at (818) 781-4973, or by contacting Superior's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.